Exhibit 10(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective No. 6 to Registration Statement No. 333-88849 of Merrill Lynch Strategy Series, Inc. (the “Series”) on Form N-1A of our report dated February 20, 2004 on Merrill Lynch Strategy Growth and Income Fund, Merrill Lynch Strategy Long-Term Growth Fund and Merrill Lynch Strategy All-Equity Fund appearing in the December 31, 2003 Annual Report of the Series which is incorporated by reference in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey April 23, 2004